Exhibit 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212-935-3000 www.mintz.com

September 14, 2022

Acurx Pharmaceuticals, Inc.

259 Liberty Avenue

Staten Island, New York 10305

Ladies and Gentlemen:

We have acted as legal counsel to Acurx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 2,627,224 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which includes (i) up to 1,289,980 shares of outstanding Common Stock issuable upon exercise of series A warrants to purchase shares of Common Stock, (ii) up to 1,289,980 shares of outstanding Common Stock issuable upon exercise of series B warrants to purchase shares of Common Stock and (iii) up to 47,264 shares of our common stock issuable upon exercise of placement agent warrants. The shares of Common Stock issued and issuable upon exercise of the series A warrants, the series B warrants and the placement agent warrants are referred to herein as the “Shares.” All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”), each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Boston      London      Los Angeles      New York      San Diego       San Francisco      Washington

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

Our opinion is limited to the United States federal laws and the state laws of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, as subject to the limitations set forth herein, we are of the opinion that the Shares have been duly authorized and reserved for issuance, and when issued and sold in accordance with the terms and conditions of the series A warrants, the series B warrants and the placement agent warrants, as applicable, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.